UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2020

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Aston Ave., Suite 100
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement and Executive Retention Bonus

On May 27, 2020, we entered into a second amendment to the employment agreement we entered into with our senior vice president of finance, Sandra Gurrola (the “Second Amendment”), and in connection therewith, we also entered into a retention bonus and general release of all claims agreement with Ms. Gurrola (the “Retention Agreement”). Under the Second Amendment, the amount of severance compensation we must pay Ms. Gurrola if her employment with us is terminated by us without cause or by her for good reason was reduced from (a) nine months of her base salary to (b) two months of her base salary plus the incentive compensation she is eligible to receive under our 2020 executive incentive plan, and if so paid, she agreed to waive payment to her of such incentive compensation under our 2020 executive incentive plan. All other material terms and conditions of Ms. Gurrola’s severance compensation and benefits remained the same, including that the payment of any severance compensation or benefits is subject to her delivering to us a general release of claims in our favor. Under the Retention Agreement, in exchange for the reduction in her severance compensation described above and subject to Ms. Gurrola signing and not revoking a general release of claims in our favor, we agreed to pay Ms. Gurrola a retention bonus of $110,833, which is equivalent to seven months of her monthly salary, and which will be paid in three installments, the last of which will be made on June 19, 2020. If, prior to August 31, 2020, Ms. Gurrola’s employment is terminated by us for cause or by Ms. Gurrola without good reason, Ms. Gurrola must return to us 50% of the amount of the retention bonus paid to her on or before such termination of employment and we will have no obligation to pay any unpaid retention bonus.

The foregoing summary descriptions of the Second Amendment and the Retention Agreement do not purport to be complete and are qualified in their entirety by reference to the Second Amendment and the Retention Agreement, copies of which are filed as exhibits to this report and are incorporated herein by reference.

2020 Executive Incentive Plan

On June 1, 2020, the Nominating and Corporate Governance/Compensation Committee (the “Committee”) of our Board of Directors adopted the NTN Buzztime, Inc. Executive Incentive Plan for Eligible Employees of NTN Buzztime, Inc. Fiscal Year 2020 (the “2020 Plan”). The 2020 Plan provides for performance-based, at-risk compensation.

The 2020 Plan period is from January 1, 2020 to December 31, 2020. The Committee will administer and interpret the 2020 Plan. The 2020 Plan participants include those individuals with the title of Chief Executive Officer, Chief Financial Officer, and SVP of Finance (as Chief Accounting Officer), and any individual who we hire, promote or transfer to an executive level position, as determined by the Committee, during 2020. Individuals who are eligible to participate in the 2020 Plan must be employed by us on or before October 1, 2020, on active, full-time, paid status, and must not be a participant in any of our other incentive compensation programs. Any individual who becomes eligible to participate in the 2020 Plan after January 1, 2020 (either through new hire, promotion or transfer) will be eligible to earn incentive compensation under the 2020 Plan on a prorated basis.

The 2020 Plan participants will be eligible to earn incentive compensation based on the level of achievement of the corporate goals set forth in each participant’s personal incentive memo.

Each participant will have a target payout, assigned by his/her position and job level. Consistent with the terms of their employment agreements and as previously reported, the target payout amounts for our named executive officers who continue to be employed us, and currently the only 2020 Plan participants, are: Chief Executive Officer— $150,000 and SVP of Finance (as Chief Accounting Officer)—$38,000.

The Committee will determine the achievement level of the performance measures and the actual incentive payout amount awarded to a participant. If the performance measures are exceeded, the Committee, in its sole discretion, may choose to pay out a larger pool amount. The Committee’s determination will be made as soon as practicable, subject to the completion and approval of the relevant financial or other company reports upon which the corporate goals are measured. Subject to the other terms of the 2020 Plan, the incentive payout, if any, will be paid at the discretion and in the sole determination of the Committee, either in (i) cash, (ii) shares of our common stock issued under the NTN Buzztime, Inc. 2019 Performance Incentive Plan or any successor long-term incentive plan, or (iii) any combination of (i) and (ii). Such payment will be made within 30 days after the applicable corporate goal is achieved, subject to any agreement between us and a participant to the contrary or inconsistent with the foregoing. In the event a goal is achieved in advance of the quarter for which it was an incentive target, the payment of the goal is accelerated.

In order for a participant to earn and receive any incentive payout under the 2020 Plan, the Committee must have approved such incentive payout as evidenced in the Committee meeting minutes and the participant must be employed by us on the payout date.

The 2020 Plan may be amended, modified or terminated at any time at the discretion of the Committee with or without advance notice. If the 2020 Plan is amended prior to the end of the plan period, participants will be paid according to any amending or terminating documents. The 2020 Plan will automatically terminate at the end of the plan period, except that the payout provisions will continue in effect until satisfied.

The foregoing summary description of the 2020 Plan does not purport to be complete and is qualified in its entirety by reference to the 2020 Plan, a copy of which is filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1*	Second Amendment to Employment Agreement dated May 27, 2020 by and between NTN Buzztime, Inc. and Sandra Gurrola

10.2*	Retention Bonus and General Release of All Claims Agreement dated May 27, 2020 by and between NTN Buzztime, Inc. and Sandra Gurrola

10.3*	NTN Buzztime, Inc. Executive Incentive Plan for Eligible Employees of NTN Buzztime, Inc. Fiscal Year 2020

* Management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Date: June 2, 2020	By:	/s/ Sandra Gurrola
Sandra Gurrola
Sr. Vice President of Finance